Exhibit 99.2

Biographical Information for Directors and Executive Officers

Board of Directors

Set forth below is biographical information with respect to each director of the Company, as successor by merger to STORE.

Mary B. Fedewa, 57, co-founded STORE in May 2011 and served as STORE’s Chief Executive Officer and President from April 2021 and September 2020, respectively, through the Closing Date. Ms. Fedewa also served as STORE’s Chief Operating Officer from October 2017 to September 2020 and Executive Vice President – Acquisitions, Assistant Secretary and Assistant Treasurer from May 2011 to October 2017. Ms. Fedewa has over 20 years of experience in a broad range of financial services. Prior to co-founding STORE, Ms. Fedewa spent several years investing as principal in single-tenant commercial real estate for private real estate companies. From 2004 to 2007, Ms. Fedewa was a Managing Director of Acquisitions at Spirit Finance Corporation (now Spirit Realty Capital, Inc. (NYSE: SRC)) (“Spirit”), a real estate investment trust (“REIT”), originating net-lease transactions in a variety of industries across the United States. Prior to Spirit, Ms. Fedewa held numerous positions within GE Capital, concluding as a Senior Vice President of GE Capital Franchise Finance Corporation (“GE Franchise Finance”), which was the successor company to Franchise Finance Corporation of America (“FFCA”), a Scottsdale, Arizona-based REIT acquired by GE Capital in 2001. Throughout her GE Capital tenure, Ms. Fedewa held leadership positions within Mortgage Insurance, Private Label Financing and Commercial Finance. While at GE Capital, Ms. Fedewa was awarded a Six Sigma Black Belt and also served as a GE Quality Leader. Ms. Fedewa attended North Carolina State University, where she graduated summa cum laude with a B.A. degree in Business Management with a concentration in Finance. There are no family relationships between Ms. Fedewa and any director or executive officer of the Company, and there are no transactions between Ms. Fedewa and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Adam Gallistel, 47, joined GIC in 2004 and is a Managing Director and Regional Head of Americas, Real Estate. Mr. Gallistel leads GIC’s real estate equity and debt investment activities across the Americas. He is a member of GIC’s Real Estate Investment Committee, which oversees GIC’s global real estate investments. Mr. Gallistel is also the Head of GIC’s New York Office, which has over 225 employees. Prior to joining GIC, Mr. Gallistel held positions at LaSalle Investment Management and The Concord Group. Mr. Gallistel holds a bachelor’s degree in History from the University of Pennsylvania and an M.B.A., with honors, from Columbia Business School. Mr Gallistel currently serves on the boards of CoreSite and PREA and is an Executive Committee member of the Samuel Zell & Robert Lurie Real Estate Center of the University of Pennsylvania’s Wharton School of Business.

Jesse Hom, 39, joined GIC in 2008 and is a Managing Director and Global Head of Real Estate Credit and Capital Markets. Mr. Hom focuses on driving performance and growth across both GIC’s Real Estate credit and equity businesses. Prior to joining GIC, Mr. Hom was an investment banking analyst at JP Morgan, where he focused on origination and structuring for their CMBS structured products group. Mr. Hom serves as a board member at Safehold Inc. (NYSE: SAFE) and several other private real estate companies. Mr. Hom holds a bachelor’s degree in Real Estate Finance from the School of Hotel Administration at Cornell University.

Daniel Santiago, 34, joined GIC in 2014 and is a Vice President on the Americas Real Estate Investment team, where he leads the region’s net lease real estate investments and relationships in the triple net lease space. Prior to his current position, Mr. Santiago oversaw GIC Americas’ public REIT investments across several sectors, such as triple net lease, industrial, malls, strips, multifamily, office, healthcare, hospitality, datacenters and self-storage. Prior to joining GIC, Mr. Santiago was an investment banking analyst at Credit Suisse Brazil. Mr. Santiago holds a bachelor’s degree in Economics from the São Paulo School of Economics (EESP-FGV).

Marc Zahr, 43, is the Founder and the President of Oak Street, a division of Blue Owl, a member of the Blue Owl Capital Inc.’s Executive Committee, and a member of the firm’s Board of Directors. Mr. Zahr also serves as the Chairman of the Board of Trustees of Oak Street Net Lease Trust, a private REIT. As the Head of the Blue Owl Real Estate division, Mr. Zahr is responsible for the overall direction and leadership of all real estate related activities. He manages and oversees the firm’s investment activities which include sourcing, underwriting and negotiating all acquisitions. Mr. Zahr also leads the real estate Investment Committees and new product development. Mr. Zahr was honored as one of Crain’s Chicago Business’s 40 Under 40 for 2018. Prior to Blue Owl, Mr. Zahr served as Vice President at American Realty Capital where he was responsible for the analytics and acquisition activities within the company’s real estate portfolios. Mr. Zahr also served as a Fixed Income Trader at TM Associates and an Associate at Merrill Lynch. Mr. Zahr received a B.A. in Communications from the University of Dayton.

Michael Reiter, 45, is the Chief Operating Officer of Oak Street, a division of Blue Owl, a member of the Board of Trustees of Oak Street Net Lease Trust, a private REIT, and a member of the real estate Investment Committees. Mr. Reiter is responsible for the oversight, implementation and execution of the Company’s capital markets, business development, investment and asset management activities. Prior to Blue Owl, Mr. Reiter served as a Managing Director in the Real Estate Investment Management division at Cantor Fitzgerald. Mr. Reiter was a member of the Board of Trustees of Plymouth Industrial REIT, Inc. and a Senior Vice President and Head of Capital Markets at VEREIT, Inc. and American Realty Capital, where he was responsible for real estate acquisitions, capital markets and business development. Mr. Reiter commenced his career as a Certified Public Accountant at Ernst & Young as a Manager in the real estate advisory and assurance practices. Mr. Reiter received his B.S. in Economics from the University of Wisconsin, Madison and his M.S. in Accounting, cum laude, from the University of Notre Dame.

Executive Officers

Set forth below is biographical information with respect to each executive officer of the Company, as successor by merger to STORE, other than Mary B. Fedewa, whose information appears above.

Craig Barnett, 45, served as STORE’s Executive Vice President – Underwriting & Portfolio Management from September 2020 through the Closing Date. Mr. Barnett also served in various leadership roles at STORE for nearly 11 years, most recently as Senior Vice President – Portfolio Management. After joining STORE as a senior underwriter in 2011, Mr. Barnett played an integral role in growing STORE’s transaction volume to over $9.0 billion. Mr. Barnett has nearly 20 years of broad-based commercial real estate and REIT experience, including portfolio and investment management, capital transactions, investment analysis, underwriting and valuation. Prior to joining STORE, he was a Vice President of Franchise Capital Advisors and held leadership positions at GE Capital and FFCA. Mr. Barnett received a B.S. degree in Finance from Arizona State University’s W.P. Carey School of Business. There are no family relationships between Mr. Barnett and any director or executive officer of the Company, and there are no transactions between Mr. Barnett and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Chad A. Freed, 49, served as STORE’s Executive Vice President – General Counsel, Chief Compliance Officer and Secretary from August 2019 through the Closing Date. Prior to joining STORE, Mr. Freed served as the General Counsel, Executive Vice President of Corporate Development of Universal Technical Institute, Inc. (NYSE: UTI) (“UTI”), an education company, from June 2015 to August 2019. Mr. Freed previously served as UTI’s General Counsel, Senior Vice President of Business Development from March 2009 to June 2015, as Senior Vice President, General Counsel from February 2005 to March 2009 and as inside legal counsel and Corporate Secretary since March 2004. Prior to joining UTI, Mr. Freed was a Senior Associate in the Corporate Finance and Securities department at Bryan Cave LLP. Mr. Freed received his Juris Doctor from Tulane University and a B.S. degree in International Business and French from Pennsylvania State University. There are no family relationships between Mr. Freed and any director or executive officer of the Company, and there are no transactions between Mr. Freed and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Lori Markson, 50, served as STORE’s Executive Vice President – Portfolio Operations from February 2022 through the Closing Date. Ms. Markson also served as Senior Vice President – Portfolio Operations and in various other leadership roles at STORE from 2016 to February 2022. Ms. Markson has 25 years of broad-based commercial lending and real estate experience, including underwriting, asset management, operations and valuation. Prior to joining STORE, she had a 15-year career at GE Franchise Finance where she served as Managing Director of Underwriting and Portfolio Management and Vice President of Underwriting. Prior to GE Franchise Finance, Ms. Markson held positions in commercial real estate underwriting and loan origination. Ms. Markson earned a B.A. degree in Economics from The University of California, Los Angeles. There are no family relationships between Ms. Markson and any director or executive officer of the Company, and there are no transactions between Ms. Markson and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Tyler Maertz, 44, served as STORE’s Executive Vice President – Acquisitions from September 2020 through the Closing Date. Mr. Maertz also served in various capacities at STORE, having joined STORE shortly after inception as the initial member of STORE’s direct acquisitions team, most recently as Senior Managing Director – Western Territory. Mr. Maertz served in various positions with GE Capital for 11 years prior to joining STORE, including as a member of the sales team at GE Franchise Finance, actively managing the customer relationships for a portfolio of assets approaching $1 billion, and leading the Financial Planning & Analysis group at GE Franchise Finance. Mr. Maertz graduated with honors from GE’s Financial Management Program, a renowned leadership training program. Mr. Maertz received a Bachelor of Business Administration degree in Finance & Accounting from the University of Notre Dame and an M.B.A. degree from Arizona State University’s W.P. Carey School of Business, and is a CFA charterholder. There are no family relationships between Mr. Maertz and any director or executive officer of the Company, and there are no transactions between Mr. Maertz and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

David Alexander McElyea, 48, served as STORE’s Executive Vice President – Data Analytics & Business Strategy from February 2022 through the Closing Date. Mr. McElyea joined STORE in October 2021 as Senior Vice President – Business Analytics, and overseed the development of STORE’s advanced analytics models and the ongoing development of its enterprise business intelligence platform. Mr. McElyea has 20 years of experience in analytic roles within the financial services industry. Prior to joining STORE, Mr. McElyea spent four years with OneAZ Credit Union, most recently in the role of Chief Data Analytics Officer, and prior to that, Mr. McElyea spent five years with American Express Company in marketing science and analytics roles. Mr. McElyea earned a B.A. degree in Economics from Arizona State University and an M.B.A. degree from Arizona State University’s W.P. Carey School of Business. There are no family relationships between Mr. McElyea and any director or executive officer of the Company, and there are no transactions between Mr. McElyea and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ashley A. Dembowski, 37, served as STORE’s Senior Vice President – Corporate Controller from March 2021 through the Closing Date, having previously served as STORE’s Vice President – Director of Accounting since joining the STORE in June of 2020. In these roles, Ms. Dembowski led STORE’s corporate accounting team in all aspects of the monthly close and financial accounting and the audit and Sarbanes-Oxley (SOX) compliance processes and has worked closely with executive management and department leaders. Prior to joining the STORE, Ms. Dembowski was a Senior Manager in the audit practice of Ernst & Young LLP (“EY”). During her 12+ year tenure with EY, Ms. Dembowski served a variety of private and public clients primarily in the real estate sector, including REITs, and has extensive experience in the application of GAAP accounting standards and technical accounting, SEC reporting, and SOX standards, leading over 20 professionals through all aspects of audit execution. Ms. Dembowski is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Ms. Dembowski earned a Bachelor of Science degree in Accountancy from Arizona State University. There are no family relationships between Ms. Dembowski and any director or executive officer of the STORE, and there are no transactions between Ms. Dembowski and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.